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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) July 31, 1996





                  ELECTRONIC MANUFACTURING SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)

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              DELAWARE                                         0-23528                                 13-3421337
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         (State or other jurisdiction                   (Commission File No.)                      (I.R.S. Employer
          of incorporation)                                                                       Identification Number)

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            6638 OLD WAKE FOREST ROAD, RALEIGH, NORTH CAROLINA 27604
                    (Address of principal executive offices)


                                 (919) 876-6049
              (Registrant's telephone number, including area code)


        J.A. INDUSTRIES, INC., 34A-2755 LOUGHEED HIGHWAY, PORT COQUITLAM,
                              B.C. V3B 5Y9 CANADA
          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On July 31, 1996, Electronic Manufacturing Services Group, Inc. (formerly, "J.A. Industries, Inc.") ("EMSG") consummated a reverse triangular merger with Kenmar Business Groups, Inc. (which has subsequently changed its name to "EMSG Systems Division, Inc.") ("Kenmar") pursuant to which Kenmar became a subsidiary of EMSG, and the stockholders of Kenmar received Common Stock of EMSG approximately equal to fifty percent (50%) of the outstanding Common Stock of EMSG. The merger was consummated pursuant to that certain Agreement and Plan of Merger by and among EMSG, J.A. Industries of North Carolina, Inc. ("Acquisition"), and Kenmar, dated as of March 1, 1996 (the "Merger Agreement"). EMSG previously described the merger and the Merger Agreement in its Proxy Statement dated July 10, 1996, which was filed with the Commission. The Merger Agreement and all schedules and exhibits thereto were filed as an exhibit to the Proxy Statement.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 31, 1996, EMSG acquired all of the Common Stock of Kenmar pursuant to the consummation of the merger contemplated by the Merger Agreement in exchange for 2,763,726 shares of EMSG Common Stock. The EMSG Common Stock issued to the Kenmar shareholders represented approximately fifty percent (50%) of the outstanding Common Stock of EMSG at the time of the merger. Details concerning the merger are set forth in the Merger Agreement, which was filed with EMSG's Proxy Statement dated July 10, 1996.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On August 13, 1996, the Board of Directors of EMSG dismissed Semple & Cooper P.L.C. as its independent accountants and engaged KPMG Peat Marwick LLP as its new principal independent accountants. EMSG had engaged Semple & Cooper P.L.C. as its principal independent accounts on July 17, 1995. EMSG's former independent accountants, MacKay and Partners, were dismissed on March 30, 1995 by the shareholders of EMSG at the company's annual meeting. The change of accountants from MacKay & Partners to Semple & Cooper P.L.C. was approved by the Board of Directors.

         Semple & Cooper P.L.C.'s report on the financial statements of EMSG for the fiscal year ended June 30, 1995 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. MacKay & Partners report on the financial statements of EMSG for the fiscal year ended June 30, 1994 contained an adverse opinion by qualifying the statements with a "going concern" opinion. In connection with its audit for the fiscal year ended June 30, 1995 and through August 13, 1996, there have been no disagreements with Semple & Cooper P.L.C. on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Semple & Cooper P.L.C. would have caused Semple & Cooper P.L.C. to make reference thereto in their report on the financial statements for such period. In connection with its audit for the fiscal year ended June 30, 1994, there were no disagreements with MacKay & Partners on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MacKay & Partners would have caused MacKay & Partners to make reference thereto in their report on the financial statements for such period.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         It is impracticable for EMSG to provide the required financial statements for the acquired business at the time of the filing of this report. The required financial statements will be filed not later than October 14, 1996 (which is the first business day 60 days after the date on which this report must be filed).

         The following exhibits required by item 601 of Regulation S-K are listed below:

         Exhibit 16.1 Letter of Semple & Cooper P.L.C. agreeing with the statements made by EMSG regarding Semple & Cooper P.L.C. in Item 4 of this report.

         Exhibit 16.2 Letter of MacKay & Partners agreeing with the statements made by EMSG regarding MacKay & Partners in Item 4 of this report.

ITEM 8.  CHANGE IN FISCAL YEAR

         On August 13, 1996, the Board of Directors of EMSG determined to change its fiscal year end to August 31, the fiscal year end of Kenmar. EMSG intends to file a Form 10-K in early October, 1996, to cover the fiscal year ended August 31, 1996. For accounting purposes, the merger will be treated as an acquisition by Kenmar of EMSG, and accordingly, there will be no transition period on which to report. The Form 10-K to be filed in October will include comparatives with Kenmar's August 31, 1995 financial statements.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ELECTRONIC MANUFACTURING SERVICES GROUP, INC.



August 14, 1996
Date                         Kenneth H. Marks
                             Chief Executive Officer



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                                  EXHIBIT INDEX

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                                                                                                 Sequential
Exhibit                                     Description                                           Page No.

16.1 Letter of Semple & Cooper P.L.C. agreeing with the statements made by EMSG regarding Semple & Cooper P.L.C. in Item 4 of this report.


16.2 Letter of MacKay & Partners agreeing with the statements made by EMSG regarding MacKay & Partners in Item 4 of this report.
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